UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 13, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01. Entry into a Material Definitive Agreement

On October 13, 2006, Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with CIBC World Markets Corp. and Merriman Curhan Ford & Co. (collectively the “Underwriters”), for whom CIBC World Markets Corp. is acting as representative, relating to the issuance and sale by the Company to the Underwriters of approximately 5.8 million shares of the Company’s common stock at a purchase price per share of $4.28.  The Company also agreed to sell warrants to purchase approximately 1.45 million shares of its common stock to the Underwriters at a purchase price of $0.125 per warrant, with an exercise price of $5.14 per share. The aggregate gross proceeds of the transaction were approximately $25 million.  The Underwriting Agreement contains customary representations and warranties, closing conditions and indemnification obligations. The shares and warrants were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report and incorporated herein by reference.  A copy of the Form of Warrant is filed as Exhibit 4.1 to this Report and incorporated herein by reference.

Item 8.01. Other Events

On October 13, 2006, the Company issued a press release announcing that it has agreed to the sale of its common stock and warrants to purchase common stock in an underwritten offering for aggregate proceeds of approximately $25 million.  Net proceeds to the Company after underwriting discounts and commissions but before expenses of the offering are approximately $23.1 million.  Under the terms of the financing, the Company will sell approximately 5.8 million shares of newly issued common stock at a price of $4.28 per share to certain institutional investors and warrants to purchase approximately 1.45 million additional shares of common stock, at an exercise price of $5.14 per share, at a purchase price of $0.125 per warrant. The warrants will remain exercisable for a period of five years from the closing of the financing. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit
Number	Description
1.1	Underwriting Agreement, by and among Pharmacopeia Drug Discovery, Inc., CIBC World Markets Corp. and Merriman Curhan Ford & Co., dated October 13, 2006.

4.1	Form of Warrant to be issued to certain purchasers.

99.1	Press release of the Company dated October 13, 2006 - “Pharmacopeia to Raise $25 Million in an Underwritten Offering of Common Stock”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President,
Chief Financial Officer and Treasurer

Date: October 17, 2006